UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 11, 2024

FINANCE OF AMERICA COMPANIES INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40308	85-3474065
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5830 Granite Parkway, Suite 400
Plano, Texas 75024
(Address of Principal Executive Offices, Including Zip Code)
(877) 202-2666
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	FOA	New York Stock Exchange
Warrants to purchase shares of Class A Common Stock	FOA.WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 11, 2024, certain stockholders of record as of such date, holding a majority in voting power of the outstanding capital stock of Finance of America Companies Inc. (the “Company”), upon recommendation of the Company’s board of directors (the “Board”), executed and delivered a written consent to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) to implement a reverse stock split of the Company’s Class A Common Stock, at a ratio of 10:1 (the “Reverse Stock Split”). Additional details about the Reverse Stock Split will be included in the Company’s definitive Information Statement to be filed with the Securities and Exchange Commission (“SEC”); the Company filed a preliminary form of the Information Statement with the SEC on June 17, 2024. The Certificate of Amendment will become effective upon filing with the Secretary of State of the State of Delaware, which may be as early as the 20th day after the definitive Information Statement is mailed to the Company’s stockholders who did not execute the written consent approving the Certificate of Amendment. Until the Certificate of Amendment is filed with the Secretary of State of the State of Delaware, the Board retains discretion in determining whether to implement the Reverse Stock Split.

The written consent, in lieu of a meeting, was approved by stockholders representing approximately 69.8% of the voting power of the Company’s outstanding shares of capital stock, and in accordance with Section 228 of the Delaware General Corporation Law, the Company’s Amended and Restated Certificate of Incorporation and the Company’s Amended and Restated Bylaws. The Board has determined that it is advisable and in the best interests of the Company and its stockholders to reduce the number of shares of Class A Common Stock outstanding, as a result of the Reverse Stock Split, with the primary intent of increasing the per share trading price of the Class A Common Stock in order to meet the price criteria for continued listing on the New York Stock Exchange (NYSE).

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. These statements include, but are not limited to, statements regarding the Reverse Stock Split, Certificate of Amendment and the Company’s ability to regain compliance with the continued listing standards of the NYSE. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “budgets,” “forecasts,” “anticipates,” or the negative version of these words or other comparable words. The Company cautions readers not to place undue reliance upon any forward-looking statements, which are current only as of the date of this Current Report on Form 8-K. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. All subsequent written and oral forward-looking statements concerning the Company or other matters and attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth in this paragraph. A number of important factors exist that could cause future results to differ materially from historical performance and these forward-looking statements. New factors emerge from time to time, and it is not possible for the Company’s management to predict all such factors or to assess the effect of each such new factor on its business. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and any of these statements included herein may prove to be inaccurate. Given the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements, or the Company’s objectives and plans will be achieved. Please refer to “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 15, 2024, for further information on these and other risk factors affecting the Company, as such factors may be amended and updated from time to time in the Company’s subsequent periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Finance of America Companies Inc.

Dated:	June 17, 2024	By:	/s/ Matthew A. Engel
Name: Matthew A. Engel
Title: Chief Financial Officer